Exhibit 10.1

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Second Amendment”) is entered into and made effective as of March 31, 2013 (the “Second Amendment Date”), by and among ASURE SOFTWARE, INC., a Delaware corporation (the “Company”), ADI SOFTWARE, LLC, a Delaware limited liability company (“ADI”), ASURE LEGIANT, LLC, a Delaware limited liability company (“Legiant”), MEETING MAKER – UNITED STATES, INC., a Delaware corporation doing business as PeopleCube (“PeopleCube”), and the other borrowers from time to time party to the Loan Agreement (defined below) (together with the Company, ADI, Legiant and PeopleCube, each, a “Borrower” and, collectively, “Borrowers”), DEERPATH FUNDING, LP, a Delaware limited partnership (“Deerpath Funding”), and the other lenders from time to time party to the Loan Agreement (together with Deerpath Funding, each, a “Lender” and, collectively, the “Lenders”), and Deerpath Funding, as administrative agent and collateral agent for itself and the other Lenders (in such capacity, “Agent”). Capitalized terms used, but not defined, in this Second Amendment have the respective meanings given such terms in the Loan Agreement.

RECITALS

A.           Borrowers, Lenders and Agent have entered into that certain Loan Agreement dated effective as of July 1, 2012 (the “Closing Date”) (as amended by that certain First Amendment to Loan Agreement dated as of December 31, 2012 and as further amended, restated, supplemented or modified from time to time, the “Loan Agreement”), pursuant to which Lenders have made (i) a single advance senior secured term loan on the Closing Date in the amount of $14,500,000, and (ii) a conditional commitment to provide additional single advance senior secured term loans from time to time following the Closing Date in an aggregate amount not to exceed $10,000,000.

B.           Borrowers have requested that Lenders (i) amend the Fixed Charge Coverage Ratio financial covenant set forth in Section 10.4 of the Loan Agreement and (ii) agree to make certain other modifications to the Loan Agreement, and Lenders have agreed to the request of Borrowers on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Section 1.                      Amendments to Loan Agreement.

1.1           The Recitals to this Second Amendment are incorporated into and made a part of the Loan Agreement.

1.2           Section 10.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“10.4. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio may notbe less than the ratio set out below as of any of the following testing dates:

(a)           September 30, 2012                                                               0.60 to 1.00

(b)           December 31, 2012                                                                1.25 to 1.00

(c)           March 31, 2013                                                                      1.00 to 1.00

(d)           June 30, 2013                                                                         1.00 to 1.00

(e)           September 30, 2013                                                               1.00 to 1.00

(f)           December 31, 2013                                                                1.25 to 1.00

(g)           March 31, 2014                                                                      1.25 to 1.00

(h)           June 30, 2014                                                                         1.35 to 1.00

(i)           September 30, 2014                                                                1.35 to 1.00

(j)           December 31, 2014                                                                 1.50 to 1.00

(k)           March 31, 2015                                                                      1.50 to 1.00

(l)           June 30, 2015                                                                          1.50 to 1.00

(m)           September 30, 2015                                                              1.75 to 1.00

(n)           December 31, 2015                                                                2.00 to 1.00

(o)           March 31, 2016                                                                      2.50 to 1.00

(p)           June 30, 2016                                                                         2.75 to 1.00

(q)           The last day of each fiscal quarter thereafter                   3.00 to 1.00

Section 2.                      Fees and Expenses. Concurrently with the execution and delivery of this Second Amendment, Borrowers shall pay to Lenders fees and expenses provided for in Section 8.11 of the Loan Agreement.

Section 3.                      Conditions. This Second Amendment shall be effective once each of the following have been received by Agent at the closing of the transactions contemplated by this Second Amendment:

3.1           this Second Amendment, duly executed by Borrowers, Agent and Lenders;

3.2           any fees and expenses payable under Section 2; and

3.3           such other documents and instruments as Agent or Lenders may reasonably request.

Section 4.                      Representations and Warranties. Borrowers represent and warrant to Lenders, jointly and severally, that:

(a)
(i) Borrowers possess all requisite power and authority to execute, deliver and comply with the terms of this Second Amendment, (ii) this Second Amendment has been duly authorized and approved by all requisite corporate and company action on the part of Borrowers, and Borrowers will provide Lenders with evidence of such approval upon request, (iii) no other consent of any Person (other than Agent and Lenders and consents that have been obtained) is required for this Second Amendment to be effective, (iv) the execution and delivery of this Second Amendment does not violate any of Borrowers’ organizational documents, (v) assuming the due execution and delivery by Agent and Lenders, this Second Amendment constitutes a valid and binding agreement of Borrowers, enforceable against Borrowers in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity); (vi) except as disclosed in Schedule 4(a)(vi) to this Second Amendment, the representations and warranties in each Loan Document to which any Borrower is a party are true and correct in all material respects on and as of the Second Amendment Date as though made on the Second Amendment Date (except to the extent that such representations and warranties speak to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date), (vii) each Borrower is in compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (viii) no Default or Potential Default has occurred and is continuing.

(b)	After giving effect to this Second Amendment and the transactions contemplated hereby, no Default or Potential Default will exist.

Section 5.                      Scope of Amendment; Reaffirmation; Release.

5.1           From and after the Second Amendment Date, all references to the Loan Agreement shall refer to the Loan Agreement as amended by this Second Amendment. Except as affected by this Second Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Loan Agreement (as amended by this Second Amendment) and any other Loan Document, the terms of the Loan Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Loan Agreement.

5.2           Each Borrower hereby (a) ratifies and reaffirms its obligations under the Loan Documents to which it is a party and (b) confirms and agrees that all Loan Documents to which it is a party, including, but not limited to, all Liens granted in favor of Agent or Lenders pursuant to the Security Documents, remain in full force and effect and continue to be legal, valid, and binding obligations, enforceable in accordance with their terms (as the same are affected by this Second Amendment).

5.3           Borrowers and their respective representatives, successors and assigns hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatsoever kind or nature, whether known or unknown, which each of them has, may have or might have or may assert now or in the future against Agent or any Lender directly or indirectly, arising out of, based upon or in any manner connected with any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, in each case related to, arising from or in connection with the Loans, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Second Amendment Date. Borrowers hereby acknowledge and agree that the execution of this Second Amendment by Agent and Lenders shall not constitute an acknowledgment of or an admission by Agent or Lenders of the existence of any such claims or of liability for any matter or precedent upon which liability may be asserted.

Section 6.                      Miscellaneous.

6.1           No Waiver of Defaults. This Second Amendment does not constitute (a) a waiver of, or a consent to, (i) any provision of the Loan Agreement or any other Loan Document not expressly referred to in this Second Amendment, or (ii) any present or future violation of, or Default under, any provision of the Loan Documents, or (b) a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

6.2           Loan Document. This Second Amendment is a Loan Document.

6.3           Form. Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this Second Amendment must be in form and substance satisfactory to Agent and its counsel.

6.4           Headings. The headings and captions used in this Second Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Second Amendment, the Loan Agreement or the other Loan Documents.

6.5           Costs, Expenses and Attorneys’ Fees. Borrowers agree to pay or reimburse Agent and Lenders on demand for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Second Amendment, including, without limitation, the reasonable fees and disbursements of Agent’s and Lenders’ counsel.

6.6           Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

6.7           Multiple Counterparts. This Second Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Second Amendment may be transmitted and signed by facsimile and in.pdf or other electronic format. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided, that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

6.8           Governing Law. This Second Amendment shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflict of law principles.

6.9           Arbitration. Upon the demand of any party to this Second Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 14.11 of the Loan Agreement.

6.10           Entirety. THE LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWERS, AGENT AND LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures appear on the next page]

This Second Amendment to Loan Agreement is executed as of the date set forth in the opening paragraph hereof.

AGENT:

Deerpath Funding, LP
A Delaware limited partnership,
as Agent

By:           Deerpath Funding General Partner, Inc.
  its general partner

By:            /s/ Anish Bahl
                    Name:      Anish Bahl
                    Title:        Chief Financial Officer

LENDER:
Deerpath Funding, LP
A Delaware limited partnership,
as Lender

By:           Deerpath Funding General Partner, Inc.
  its general partner

                    By:            /s/ Anish Bahl
                    Name:      Anish Bahl
                    Title:        Chief Financial Officer

[Signature Page 1 of 2 to Second Amendment to Loan Agreement (Asure)]

BORROWERS:

Asure Software, Inc.
a Delaware corporation

By:           /s/ Patrick Goepel
Name:      Patrick Goepel
Title:        Chief Executive Officer

ADI Software, LLC
a Delaware limited liability company

By:           /s/ Patrick Goepel
Name:      Patrick Goepel
Title:        Chief Executive Officer

Asure Legiant, LLC
a Delaware limited liability company

By:           /s/ Patrick Goepel
Name:      Patrick Goepel
Title:        Chief Executive Officer

Meeting Maker—United States, Inc.
a Delaware corporation

By:           /s/ Patrick Goepel
Name:      Patrick Goepel
Title:        Chief Executive Officer

[Signature Page 2 of 2 to Second Amendment to Loan Agreement (Asure)]

Schedule 4(a)(vi)

Representations and Warranties of Borrowers in Loan Documents

1.
That certain litigation with PeopleCube Holding B.V., and Meeting Maker Holding B.V. disclosed in the Company’s Form 8-K dated June 5, 2013, previously filed by the Company with the United States Securities and Exchange Commission, a copy of which is attached hereto.